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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY
                                                                  --------------


                              CONSIGNMENT AGREEMENT

         CONSIGNMENT AGREEMENT ("AGREEMENT") made as of October 23, 1998, by and between PARIBAS, with its principal office at 787 Seventh Avenue, New York, New York 10019 ("CONSIGNOR"), and MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation with its principal off ice at 115 South MacQuesten Parkway, Mount Vernon, New York 10550 ("CONSIGNEE").

         Consignee has requested Consignor to deliver Precious Metal (as defined herein) on consignment for sale to Consignee. To effectuate this arrangement, Consignor and Consignee agree that the Consignment Agreement governing this arrangement is stated as follows:

1.  DEFINITIONS.
    ------------

For the purposes of this Agreement:

         "ABN" shall mean ABN AMRO Bank, N.V., New York Branch and any legal successor in interest thereto.

         "BASE RATE" shall mean the higher of (i) the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, or (ii) the rate quoted by The Chase Manhattan Bank at approximately 11:00 am, New York City time, to dealers in the New York Federal Funds Market for the overnight offering of dollars by The Chase Manhattan Bank for deposit, plus one-half of one percent (0.50%).

          "CONSIGNEE'S COUNSEL" shall mean M. Frances Durden, Esq., General Counsel and Senior Vice President of the Consignee.

         "CONSIGNED PRECIOUS METAL" shall mean Precious Metal which Consignor has consigned to Consignee pursuant to the terms of this Agreement for which payment has not been received or which has not been Redelivered to Consignor.

         "CONSIGNMENT FEES" shall mean the outstanding total of fees agreed to (based on specified quantities and time periods) by Duly Authorized Officers of both parties at the time of each Delivery of consigned Precious Metal.

         "CONSIGNMENT LIMIT" shall mean the lesser of (a) 25,000 troy ounces of fine gold, or (b) Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by Consignor) equal to $8,750,000.


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         "CS" shall mean Credit Suisse, New York Branch, and any legal successor in interest thereto.

         "CURRENT LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the balance sheet of Consignee as at such date, plus, to the extent not already included therein, all Indebtedness that is payable upon demand or within one (1) year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Consignee to a date more than one (1) year from the date of determination.

         "DELIVER" or "DELIVERY" shall mean either actual shipment, creating the right in Consignee to demand actual shipment through a writing, instrument or a statement of account, or consignor's crediting Precious Metal to the account of Consignee with one or more third parties when no physical movement thereof is contemplated by the parties.

         "DULY AUTHORIZED OFFICER" shall mean, with respect to the Consignee, the President of Consignee, or other officer or employee who is authorized by the Board of Directors or an executive committee of such Board of Directors and with respect to the Consignor, any vice president or other officer or employee who is authorized to act in such capacity.

         "ENVIRONMENTAL REQUIREMENT(S)" shall mean any present or future law, statute, ordinance, rule, regulation, order, code, license, permit, decree, judgment, directive or the equivalent of or by any Governmental Authority and relating to or addressing the protection of human health or the environment.

         "EQUITY PRECIOUS METAL" shall Precious Metal (a) owned outright by the Consignee subject only to security interests permitted hereunder, and (b) not delivered to the Consignee pursuant to a "consignment", "lease", "loan", "conditional sale" or other similar arrangement.

         "EVENT OF DEFAULT" shall mean an Event of Default under Section 13 of this Agreement.

         "FAIR MARKET VALUE" on any day shall mean the Second London Gold Fixing for that day. If no such price is available for a particular day, the Fair Market Value for such day shall be the price for the immediately preceding day for which such price is available.

         "FINANCIAL STATEMENTS" shall mean the balance sheet, income statement, statement of cash flows and stockholder's equity statement of Consignee for the year or other period then ended, together with supporting schedules, certified (without qualification) by Deloitte & Touche or other independent public accountants approved by Consignor and prepared in accordance with generally accepted accounting principles consistently applied.

          "FPM" shall mean Fleet Precious Metals, Inc. and any legal successor in interest thereto.

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         "GOVERNMENTAL AUTHORITY" shall mean the United States government, any state or other political subdivision thereof, any agency, court or body of the United States government, any state or other political subdivision thereof, or any quasi-governmental agency or authority exercising executive, legislative, judicial, regulatory or administrative functions.

         "GUARANTEES" shall mean, as applied to Consignee, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of Consignee, including any obligation to furnish funds, directly or indirectly (whether by virtue of Partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

         "HAZARDOUS MATERIAL" shall mean any material or substance (i) which, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to human health or the environment, (iii) which is or contains petroleum or any fraction thereof, including crude oil, heating oil, gasoline or diesel fuel, or (iv) the presence of which requires investigation or remediation under any Environmental Requirement.

         "INDEBTEDNESS" shall mean, as applied to Consignee, (i) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Consignee and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by Consignee whether or not the obligations secured thereby shall have been assumed, including but not limited to obligations to the Second Insurance Companies and the Third Insurance Companies, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the balance sheet of Consignee, (y) all Guarantees, (vi) all obligations with respect to Precious Metal leased or consigned to Consignee, including but not limited to obligations pursuant to this Agreement, and (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by Consignee.

         "NOTICE" or "NOTICEs" shall mean all requests, demands and other communications, in writing (including telegraphic and telecopy communications), sent by registered or certified mail, return receipt requested, overnight delivery service, telegraph, facsimile transmission or hand-delivery to the other party at that party's Principal Office.

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         "PRECIOUS METAL" shall mean gold having a fineness of not less than
 .9995 without regard to whether such gold is alloyed or unalloyed, in billion form, or is contained in or processed into other materials which contain elements other than gold.

         "PRINCIPAL OFFICE" shall mean:

         For Consignor:

                           Paribas
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention: Amy N. Kirschner, Vice President

                           Fax Number: 212-841-2146

         For Consignee:

                           Michael Anthony Jewelers, Inc.
                           115 South MacQuesten Parkway
                           Mount Vernon, New York 10550
                           Attention: Michael A. Paolercio, Senior
                           Vice President and Treasurer

                           Fax Number: 914-699-2335

         "PURCHASE PRICE" shall mean a price to which both parties' Duly Authorized Officers agree and shall be stated in dollars per troy ounce of Precious Metal content.

         "REDELIVER" or "REDELIVERY" shall mean that Consignee deliver to Consignor's Principal office or as otherwise directed by Consignor, at Consignee's sole risk and expense, Precious Metal of a fineness equal to the fineness specified for that Precious Metal and of a type and quality and in a form acceptable to Consignor.

         "SECOND INSURANCE COMPANIES" shall mean the companies defined as such in Subsection 13(m).

         "SECURITY AGREEMENT" shall mean that certain Amended and Restated Security Agreement dated as of August 20, 1993, as amended by amendments thereto dated as of May 16, 1994, September 1, 1994, January 15, 1995, October 20, 1995 and October 23, 1998 among Consignee, as debtor, FPM as agent and secured party and ABN, CS and the Consignor, as secured parties.

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         "TANGIBLE NET WORTH" shall mean, at any date as of which the amount thereof shall be determined, the total assets of Consignee MINUS (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, customer lists, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets,(d) the value of any minority interests in any subsidiaries and (e) amounts and loans due from affiliates and/or officers of Consignee, and (ii) Total Liabilities.

         "THIRD INSURANCE COMPANIES" shall mean the companies defined as such in Subsection 13(m).

         "TOTAL LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles consistently applied, be classified as liabilities on the balance sheet of Consignee, including in any event all Indebtedness as shown on the balance sheet of Consignee.

         "WORKING CAPITAL" shall mean the excess of Consignee's current assets, computed in accordance with generally accepted accounting principles consistently applied, over the sum of Current Liabilities PLUS long-term Indebtedness secured by current assets (including, but not limited to, obligations of Consignee to the Second Insurance Companies and the Third Insurance Companies).

2.       AMOUNT OF CONSIGNMENT.
         ----------------------

         Provided (i) no Notice of election to terminate this Agreement (as provided in Section 14 hereof) has been given by either party and (ii) no Event of Default nor any event which with notice or lapse of time, or both, would constitute an Event of Default has occurred hereunder, Consignor will Deliver from time to time to Consignee upon its request Precious Metal under the terms and conditions of this Agreement. In no event will Consignor be obligated to deliver Precious Metal if the aggregate amount of troy ounces or Fair Market Value of Precious Metal requested when added to Consigned Precious Metal exceeds Consignee's Consignment Limit.

         Consignee acknowledges and confirms that, notwithstanding any other provision of this Agreement, upon its receipt of thirty (30) days' prior written Notice from the Consignor to the Consignee, which may be delivered at any time in the Consignor's sole discretion, THEN: (a) Consignor shall have no further obligation to deliver Precious Metal to Consignee; (b) any request made by Consignee thereafter for a Delivery of Precious Metal shall be reviewed by Consignor on a case-by-case basis; (c) the decision to make any subsequent Delivery shall be made by the Consignor thereafter in its sole and absolute discretion and irrespective of whether Consignee is in compliance with the requirements of this Agreement; and (d) thereafter Consignor shall have no commitment to Consignee to make any Delivery of Precious Metal to Consignee. The foregoing Notice requirement shall be a right of the Consignor in addition to, and shall not be deemed to otherwise modify or limit, the rights of the Consignor to terminate this Agreement pursuant to the terms of Section 14 hereof.

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         If for any reason the number of troy ounces or Fair Market value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by Consignor) of all Consigned Precious Metal at any time exceeds Consignee's Consignment Limit, Consignee shall immediately Redeliver to Consignor, or purchase and pay for, Precious Metal of a quantity, or with a Fair Market Value, sufficient to eliminate such excess.

         Consignor shall provide Consignee with a monthly statement of the quantity of Consigned Precious Metal (in whatever form) held by Consignee. If Consignee does not agree with the information reported in the statement, Consignee shall give Notice of such disagreement to Consignor within fifteen
(15) days of the date of receipt of such statement. If Consignee fails to give Notice to Consignor within the fifteen (15) day period, Consignee shall be deemed to have affirmed the accuracy of the information reported in the statement and to have waived any claim Consignee may have by reason of a dispute as to such statement. on or about March 30 of each year, Consignee shall provide Consignor with a written confirmation, signed by a Duly Authorized Officer of Consignee, of the quantity of Consigned Precious Metal as of the date of such confirmation. Upon and after the occurrence of an Event of Default, Consignee shall provide to Consignor on a daily basis written confirmation, in form acceptable to Consignor, of the quantity and location of all Consigned Precious Metal.

         Consignee shall give Consignor at least two (2) full New York business days' Notice of its requirements for Precious Metal. Consignor shall not be liable to Consignee if Consignor fails to Deliver the Precious Metal by reason of an Act of God or other catastrophe, force majeure, lack of supply, delay in transportation, war or other hostilities, strike, lockout, epidemic, acts of government or other public authority, requirements of any regulatory board, agency or authority, unavoidable casualties or any other causes beyond Consignor's control. CONSIGNOR MAKES NO WARRANTY OF MERCHANTABILITY IN RESPECT TO PRECIOUS METAL CONSIGNED OR SOLD UNDER THIS AGREEMENT NOR OF FITNESS FOR ANY PARTICULAR PURPOSE NOR ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, except that Consignor does warrant to Consignee that all Precious Metal will be of the fineness stated in Section 1 for that Precious Metal.

3.       DELIVERY OF PRECIOUS METAL.
         ---------------------------

         All Deliveries of Precious Metal by Consignor will be made to Consignee by Consignor crediting an account of Consignee at a third party supplier of Precious Metal or by delivery at Consignee's Principal Office or other such location approved by Consignor, such Deliveries to be on terms and conditions satisfactory to Consignor. At the time of Delivery or crediting, Consignor shall provide Consignee with particulars of the total quantity of the Precious Metal being Delivered or credited to Consignee. A Duly Authorized officer of Consignee receiving any Delivery shall give a receipt to Consignor for the same in a form satisfactory to Consignor. All shipping expenses (including insurance) shall be borne by Consignee, and any such expenses paid or incurred by Consignor shall be reimbursed by Consignee immediately in the same manner as payments under Section 5 hereof.

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4.       TITLE.
         ------

         Title to Consigned Precious Metal shall remain with Consignor and shall not vest in Consignee until Consignor has received payment for the Consigned Precious Metal as required by Section 5 of this Agreement. Upon each Precious Metal Delivery, Consignee shall bear the entire risk of loss, theft, damage or destruction of the Consigned Precious Metal from any cause whatsoever, whether or not insured, irrespective of where the Consigned Precious Metal is located, and including any loss resulting from the bankruptcy or similar circumstances of any entity holding Consigned Precious Metal for any purpose, including fabrication or reconsignment, and Consignee agrees to hold the Consigned Precious Metal in trust for Consignor and to indemnify and hold harmless Consignor against any and all liabilities, damages, losses, costs, expenses, suits, claims, demands or judgments of any nature (including, without limitation, attorneys' fees and expenses) arising from or connected with any loss, theft, damage or destruction of the Consigned Precious Metal. Consignee shall execute such financing statements, security agreements and other documents as Consignor shall request to protect Consignor's interest under the Uniform Commercial Code.

5.       CONFIRMATION AND PAYMENTS.
         --------------------------

         During the term of this Agreement, Consignee shall have the right to purchase any Consigned Precious Metal. To exercise the right, a Duly Authorized Officer of Consignee shall give Notice to a Duly Authorized Officer of Consignor that Consignee wishes to purchase specified quantities of Consigned Precious Metal. Promptly after Consignee requests and Consignor agrees to, through their respective Duly Authorized Officers, delivery and payment terms for a specified quantity of Consigned Precious Metal, Consignor shall send Consignee a telecopy (with signature) confirmation (in the form of EXHIBIT A attached hereto) which shall set forth (among other things) the following items: (i) the type and fineness of Precious Metal, (ii) the quantity of such Precious Metal and applicable Consignment Fees, (iii) the date on which or the period within which Delivery and settlement are to be made, and (iv) the manner of delivery. Absent manifest error, the provisions of each such confirmation shall be binding and shall supersede any terms hereof not consistent with such provisions. Consignee agrees to examine each such confirmation and, in the event of error therein, to notify Consignor of such error by telecopy (with signature) within one (1) New York business day after Consignee's receipt thereof (Consignee being conclusively deemed to have waived any such error in the absence of such notification). Unless otherwise agreed not later than two (2) New York business days prior to an agreed settlement date, Consignee shall be obligated to Redeliver or (if a Purchase Price has been agreed upon) purchase and pay for the specified quantity of Consigned Precious Metal plus all Consignment Fees related thereto.

         Payment of any Purchase Price and all other amounts due by Consignee to Consignor under this Agreement (including any applicable sales or use tax) shall be made in the following manner: (i) by bank wire to Bankers Trust Company of New York, ABA Number 0210011033 for further credit to Paribas New York, account number 04202195, (ii) by Consignee authorizing

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Consignor to charge its account with Consignor, or (iii) by other means which
Consignor approves in writing. If Consignor in its discretion grants payment terms different from the foregoing for particular purchases, then the Purchase Price shall not be deemed to be paid in full for the purposes of this Agreement until all payments under such terms have been made.

         Any amount not paid when due under this Agreement shall bear interest at four percent (4%) in excess of the Base Rate until paid in full (whether or not this Agreement has been terminated), such rate to be a floating rate to be redetermined daily in accordance with changes in the Base Rate. Such interest shall be paid on demand in the manner provided above.

6.       COMMINGLING; REDELIVERY OF PRECIOUS METAL.
         ------------------------------------------

         Consignee may use the Consigned Precious Metal only in the ordinary course of its business as now conducted. No Consigned Precious Metal shall be removed from Consignee's Principal office (except as provided in this Section or Section 12(i) hereof or as may be agreed upon by the parties hereto) or sold to any third party prior to the fixing of the Purchase Price for such Consigned Precious Metal. Notwithstanding a contrary provision in this Section, Consignee shall have the right, on terms and conditions approved in writing by Consignor, to remove scrap from its Principal Office for refining in the ordinary course of its business, it being agreed that all such scrap Consigned Precious Metal shall be and remain the property of Consignor until purchased and paid for pursuant to
Section 5 hereof.

         At any time prior to termination of this Agreement, any or all of the amount of the Consigned Precious Metal (excluding any Consigned Precious Metal as to which a Purchase Price has been agreed to under Section 5) may be Redelivered by Consignee to Consignor and shall be Redelivered by Consignee to Consignor upon demand of Consignor, subject to and pursuant to the provisions of
Section 14 of this Agreement, regardless of whether Consignee is in compliance with the terms of this Agreement.

7.       INSURANCE.
         ----------

         Consignee, at its sole cost and expense shall procure and maintain property insurance to cover all locations where Consigned Precious Metal will be located on an all risk form, including flood and earthquake and such other insurance (including but not limited to, fidelity insurance for all employees, including officers) with respect to the Consigned Precious Metal as may from time to time be reasonably required by Consignor. All insurance provided for in this Section shall be effected under valid and enforceable policies, in such forms and in such amounts as may from time to time be reasonably required by Consignor, issued by financially sound and responsible insurance companies which are admitted in the jurisdiction in which the Consigned Precious Metal is located, or are approved under the applicable states' surplus lines insurance laws. At least ten (10) days prior to Consignor's first Delivery of Precious Metal to Consignee and thereafter not less than fifteen (15) days prior to the expiration dates of insurance policies theretofore furnished pursuant to this Agreement, Consignee shall deliver to Consignor copies of all insurance policies

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(together with Accord Form 27 (2/84) or other similar forms satisfactory to
Consignor) evidencing the insurance coverage required by Consignor. All policies of insurance shall provide for thirty (30) days notification in advance of any cancellation, non-renewal or material change in policy conditions, including cancellation for non-payment of premium.

         All policies of insurance provided for or contemplated by this Agreement shall name Consignor as a loss payee or an additional insured, as its interests may appear.

         All policies of insurance provided for in this Agreement shall, to the extent obtainable, contain clauses or endorsements to the effect that:

         (a) No act or negligence of consignee, or anyone acting for Consignee, which might otherwise result in a forfeiture of such insurance or any part thereof shall in any way affect the validity or enforceability of such insurance insofar as Consignor is concerned; and

         (b) Consignor shall not be liable for any premiums or subject to any assessments on the policies.

         Losses under each policy of insurance provided for or contemplated by this Section shall be adjusted with the insurers and/or underwriters and paid directly to Consignor and Consignee as their interests may appear. Written Notice of all losses shall promptly be given by Consignee to the Consignor. Consignee shall pay all costs and expenses of collecting or recovering any insurance proceeds under such policies, including, but not limited to, any and all fees of attorneys, appraisers and adjusters.

         In the event of any loss described above, except for a loss during transit of Precious Metal sent by Consignor to Consignee's Principal Office by registered United States mail, Consignor shall have the right to demand that Consignee, and upon such demand Consignee shall, compensate Consignor, upon terms acceptable to Consignor, for the full amount of such loss, whether or not recovery has been made under any applicable policy. In the event Consignor requires such compensation, Consignee shall be entitled to manage the relevant claims and to retain any recovery under the applicable policy.

8.       TAXES, ETC.; CERTAIN RIGHTS OF CONSIGNOR.
         -----------------------------------------

         Consignee will promptly pay any and all taxes, assessments and governmental charges upon the Consigned Precious Metal prior to the date of any penalties and prior to the date any liens would attach thereto. Consignee will not use the Consigned Precious Metal in violation of any statute or ordinance. Consignor may examine and inspect the Consigned Precious Metal at any time, wherever located, and Consignee agrees to keep all records relating to the Consigned Precious Metal at its Principal office. Consignee further agrees to promptly give Notice to Consignor of the assertion of any lien or other encumbrance against the Consigned Precious Metal and Consignee's response to such assertion.

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         At its option, Consignor may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Consigned Precious Metal (which are not being contested in good faith), may pay for insurance on the Consigned Precious Metal and may pay for the maintenance and preservation of the Consigned Precious Metal. Consignee agrees to reimburse Consignor on demand for any payment made, or any expense incurred, by Consignor in connection with the foregoing, together with interest thereon at the Base Rate plus four percent (4.0%), computed from the date of such payment or expense until paid.

9.       REPRESENTATIONS AND WARRANTIES.
         -------------------------------

         The following representations and warranties shall survive the delivery of this Agreement and the Delivery of Precious Metal by Consignor to Consignee. Consignee represents and warrants to Consignor that:

         (a) Consignee has heretofore furnished to Consignor Consignee's Financial Statements for the period ending January 31, 1998, together with interim Financial Statements for the period ending August 1,1998, each of which fairly present the financial condition of Consignee as of their date, and the results of its operations for the year or other period then ended in conformity with generally accepted accounting principles consistently applied. To the best of Consignee's knowledge and belief, Consignee does not have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the Financial Statements. Since January 31, 1998, there has been no material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Consignee;

         (b) Consignee (i) is duly organized, validly existing and in good standing under the laws of the state of its incorporation as of the date hereof,
(ii) has full power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction (including the State of New York) where such qualification is necessary except where the failure to so qualify would not have a material adverse effect on the business or financial condition of Consignee or the security granted to Consignor under the Security Agreement or any other security documents, (iii) has full power to execute, deliver and perform this Agreement, the Security Agreement and any other documents securing the obligations of Consignee under this Agreement and (iv) when this Agreement and any other document contemplated hereby have been duly authorized, executed and delivered by Consignee, such Agreement and documents will constitute the legal, valid and binding obligations of Consignee enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy. insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law;

         (c) The execution, delivery and performance by Consignee of the terms and provisions of this Agreement, the Security Agreement and any other security documents (i) have been duly authorized by all requisite corporate action, (ii) will not violate any provision of law, any order of

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any court or other agency of government, or the corporate charter or by-laws of
Consignee, (iii) will not violate any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in breach of, or constitute (with notice or lapse of time or both) a default under such indenture, agreement or instrument, and (iv) except as this Agreement and any security or other document contemplated hereby may provide, will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Consignee pursuant to any such indenture, agreement or instrument;

         (d) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the best knowledge of Consignee, threatened against or affecting Consignee, except as listed on SCHEDULE A attached hereto;

         (e) Consignee is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where such default, with or without the passage of time or the giving of notice, would have a material adverse effect on the business or financial condition of Consignee;

         (f) No financing statement or agreement is on file in any public office pertaining to or affecting any property of Consignee, now owned or hereafter acquired, except as listed on SCHEDULE B attached hereto;

         (g) Consignee has obtained all necessary approvals, permits, licenses, authorizations and other consents required by, is not in material violation of, and has performed all of its obligations under, all Environmental Requirements;

         (h) Except as described on SCHEDULE C attached hereto, Consignee has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and Consignee has no knowledge, after reasonable inquiry, of any notice, citation, summons, directive, order or other communication by, any Governmental Authority or any other person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any hazardous Material within on, from, related to, or affecting any real property owned or occupied by Consignee;

         (i) To the best of Consignee's knowledge (after reasonable inquiry) and except as described in SCHEDULE C attached hereto, no real property owned or occupied by Consignee has ever been used, either by Consignee, any tenant or any predecessor in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Requirements; and

         (j) No Hazardous Material is currently located within, on, under or about any real property owned or occupied by Consignee in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement.

10.      CONDITIONS OF CONSIGNMENT.
         --------------------------

         Without limiting the uncommitted nature of Consignor's obligations under this Agreement, Delivery by Consignor of any Precious Metal under this Agreement is further subject to the following conditions precedent:

         (a) The representations and warranties set forth in Section 9 of this Agreement shall be true and correct on and as of the date of this Agreement and the date the Delivery is made.

         (b) Consignee shall have executed and delivered to Consignor, upon the execution of this Agreement, the following:

         (i) All required security documents, including but not limited to any and all UCC-1 financing statements executed by a Duly Authorized Officer of Consignee as may be required by Consignor;

         (ii) A certificate of the Secretary or Assistant Secretary of Consignee certifying to the votes of Consignee's Board of Directors authorizing the execution, delivery and performance of this Agreement and any security documents or other documents contemplated hereby;

         (iii) A certificate of the Secretary or Assistant Secretary of Consignee certifying the names of the officers of Consignee authorized to sign this Agreement, any security documents and any other documents or certificates (or any amendments thereto) to be delivered pursuant to this Agreement (or any amendments thereto) by Consignee or any of its officers, together with the true signatures of such officers, on which certificates Consignor may conclusively rely until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

         (iv) A certificate of the Secretary of State of the state of incorporation of Consignee, dated reasonably near the date of this Agreement, stating that Consignee is duly incorporated and in good standing in such state and has filed all annual reports and has paid all franchise taxes required to be filed or paid to the date of such certificate;

         (v) A favorable written opinion of Consignee's Counsel, dated the date of this Agreement, satisfactory to Consignor and its counsel in scope and substance, with respect to the matters set forth in subsections 9 (b), (c), (d) and (e);and further to the effect that this Agreement and all required security documents have been duly authorized, executed and delivered by Consignee and constitute the legal, valid, binding obligations of Consignee enforceable in accordance with their terms;

         (vi) A certificate signed by Consignee's chief executive or chief financial officer to the effect stated in (c) below; and

         (vii) Such other supporting documents and legal opinions as Consignor may reasonably request.

         (c) No Event of Default nor any event which with notice or the lapse of time, or both, would constitute an Event of Default shall have occurred.

11.      AFFIRMATIVE COVENANTS.
         ----------------------

         Consignee covenants and agrees that, from the date of this Agreement and until payment and performance in full by Consignee of its indebtedness, obligations and liabilities to Consignor under this Agreement or any other agreement or instrument, whether now existing or arising hereafter, Consignee shall:

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

         (b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any Governmental Authority having jurisdiction in the premises;

         (c) Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that Consignee shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized and sold in satisfaction thereof;

         (d) Give prompt written notice to Consignor of any proceedings instituted against it by or in any Federal or state court or bef ore any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have a materially adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise or could result in the forfeiture of assets of Consignee;

         (e) Furnish to Consignor:

                           (i) within ninety (90) days after the end of each fiscal year, Financial Statements showing its financial condition at the close of such fiscal year, the results of operations during such year and containing a statement to the effect that its independent public accountants have examined the provisions of this Agreement and that no Event of Default nor any event which with notice or lapse of time, or both, would constitute an Event of Default has occurred;

                           (ii) within forty-five (45) days after the end of the first and third quarter in each such fiscal year, Financial Statements for such period and the fiscal year to that date, subject to changes resulting from routine year-end audit adjustments, in form satisfactory to Consignor. Notwithstanding provisions in the definition of "Financial Statements" requiring certification by independent public accountants, Financial Statements for this subsection (ii) may be prepared and certified by the chief financial officer of Consignee to the best of his or her information and belief;

                           (iii) within thirty-five (35) days after the end of each month in such fiscal year, Financial Statements for such monthly period and the fiscal year to that date, subject to changes resulting from year-end adjustments, together with a statement of the aging of total accounts receivable as at the end of such period, both in form satisfactory to Consignor, prepared and certified by the Chief Financial Officer of Consignee to the best of his or her information and belief,

                           (iv) within ninety (90) days after the end of the six month period ending December 31, Financial Statements for such period and the fiscal year to date, subject to changes resulting from routine year-end audit adjustments in form satisfactory to Consignor, provided that Financial Statements for this subsection (iii) shall be reviewed by Deloitte & Touche as opposed to certified;

                           (v) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i),(ii) and (iii) above, a narrative statement of the President or chief financial officer of Consignee which shall comment upon and explain any material changes, both positive and negative, reflected in such statements from prior periods, and which shall also contain a declaration to the effect that such officer has reviewed the terms of this Agreement and has no knowledge of any event or condition which constitutes an Event of Default or which with notice or lapse of time, or both, would constitute an Event of Default or, if he or she has such knowledge, specifying the nature and period of existence of such event or condition;

                           (v) within twenty (20) days after the end of each month, a consignment base certificate of Consignee as of the last New York business day of the preceding month(such certificate to be in the form of EXHIBIT B attached hereto and certified by Consignee's Chief Financial officer or Treasurer); and

                           (vi) within forty-five (45) days after the end of each quarter in each fiscal yearly a certificate of Consignee as to the status of Consignee's compliance with its agreements with Consignor (such certificate to be in the form of EXHIBIT C attached hereto and certified by Consignee's Chief Financial Officer or Treasurer);

         (f) Promptly, from time to time, furnish such other information regarding its operations, assets, business affairs and financial condition as Consignor may reasonably request;

         (g) Permit agents or representatives of Consignor, at Consignee's expense (including without limitation, the fees and expenses of such agents or representatives), (i) to inspect, at any time during normal business hours and without notice, the Consigned Precious Metal and Consignee's books and records and to make abstracts or reproductions of such books and records, (ii) to conduct field examinations of the Consigned Precious Metal in the possession and control of Consignee (which examinations shall include the observance thereof by Deloitte & Touche as to two of such examinations per year including an annual audit review of Consignee's control system), such examinations to be done at reasonable times and at any time in the case of an emergency (provided, however, that Consignee only shall be required to pay for two (2) field examinations per year unless an Event of Default has occurred and is continuing, in which case Consignor may conduct such field examinations as frequently as it may desire and all such field examinations shall be at Consignee's expense), (iii) to observe the taking of any physical inventory of Consigned Precious Metal in Consignee's possession (Consignee shall give Consignor not less than ten (10) days' prior Notice of the taking of each such inventory), and (iv) at reasonable times and at any time in case of emergency or at any time after the occurrence and continuing of an Event of Default, to take a physical inventory of the Consigned Precious Metal in Consignee's possession;

         (h) Promptly advise Consignor of any material adverse change in its condition, financial or otherwise, business, prospects, operations, results of operations, assets or liabilities and of any condition or event which constitutes, or with notice of lapse of time or both would constitute, an Event of Default;

         (i) Promptly join with Consignor from time to time in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Consignor, and execute such other instruments in form suitable for recording or filing as Consignor may reasonably require and Consignee does hereby (a) make, constitute and appoint Consignor or its agent its true and lawful attorney-in-fact, for, in its name and on its behalf to execute and deliver for filing any financing statement, including any continuation statement, which Consignor or its agent deems necessary to be executed, delivered or filed by Consignor in connection with this Agreement, and (b) ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue of this Section;

         (j) Defend the Consigned Precious Metal against the claims and demands of any persons (other than Consignor and those persons listed as secured parties on SCHEDULE B attached hereto) at any time claiming the same or any interest therein;

         (k) Consent, and Consignee does hereby consent to the delivery by Consignor to any lender, lessor or consignor to Consignee of all information and reports prepared or received by Consignor with respect to Consignee;

         (1) Expect as to past violations being cured by Consignee as described on SCHEDULE C attached hereto, comply, and cause all tenants or other occupants of any real property which Consignee owns or occupies to comply, in all respects with all Environmental Requirements, and not generate, treat, store, handle, process, transfer, transport, dispose of, release or otherwise use, and not permit any tenant or other occupant of such property to generate, treat, store, handle, process, transfer, transport, dispose of, release or otherwise use, Hazardous Materials within, on, under or about such property, in a manner that could lead to the imposition on Consignee, Consignor or any such real property of any liability or lien of any nature whatsoever under any Environmental Requirement;

         (m) Except as to matters described on SCHEDULE C attached hereto, notify consignor promptly in the event of any spill or other release of any Hazardous Material within, on, under or about any real property owned or occupied by Consignee which is required to be reported to a Governmental Authority under any Environmental Requirement, promptly forward to Consignor copies of any notices received by Consignee relating to alleged violation of any Environmental Requirement and (as to all matters including, without limitation, those disclosed on SCHEDULE C attached hereto) promptly pay when due any fine or assessment against Consignee, Consignor or any such real property relating to any Environmental Requirement;

         (n) Upon receipt of Notice by Consignee from a third party to whom Consignee has reconsigned consigned Precious Metal that such reconsigned consigned Precious Metal has been sold, reconsigned or otherwise transferred or disposed of by such third party, and within one (1) New York business day after receipt of such notice, purchase such Consigned Precious Metal from Consignor pursuant to terms of this Agreement;

         (o) Own Equity Precious Metal in an amount at least equal to the sum of
(i) five percent (5%) of Consignee's entire inventory of Precious Metal consigned or leased to Consignee (including, without limitation, Consigned Precious Metal) plus (ii) twenty percent (20%) of the amount of Precious Metal physically located other than at Consignee's Principal office;

         (p) Maintain at all times a Tangible Net Worth in an amount at least equal to $40,000,000.

         (q) Maintain at all times Working Capital in an amount at least equal to $22,000,000.

         (r) Maintain at all times a ratio of Total Liabilities (including, without limitation, all obligations under this Agreement, any other precious metal facility or similar agreements and any loan agreements) to Tangible Net Worth of not more than 3.00:1.00, determined in accordance with generally accepted accounting principles consistently applied;

         (s) Maintain at all times a ratio of Current Liabilities PLUS long-term Indebtedness secured by current assets (including, but not limited to, obligations of Consignee to the Second Insurance Companies and the Third Insurance Companies) to Working Capital of not more than 6.30:1.00;

         (t) Maintain at all times a ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to current maturities of long-term debt plus interest expense plus consignment fees plus non-financed capital expenditures for any four fiscal quarter period of not less than 1:00:1.00 (excluding from all applicable calculations the special year-end charge of $4,500,000 taken at the end of fiscal 1998), determined in accordance with generally accepted accounting principles consistently applied; and

         (u) Maintain key-man life insurance with insurance companies satisfactory to Consignor on the lives of Michael Paolercio and Anthony Paolercio, Jr. in the amount of not less than $5,000,000 provided, however, that in the event that either of such individuals shall terminate his employment with Consignee during his life, the insurance on the terminated individual's life may be cancelled.

12.      NEGATIVE COVENANTS.
         -------------------

         Consignee covenants and agrees that, until Consignee makes payment and performs in full its indebtedness, obligations, and liabilities under this Agreement or under any other agreement or instrument, whether now existing or arising hereafter, unless Consignor consents in writing, Consignee will not, directly or indirectly:

         (a) Create, incur, assume or suffer to exist any mortgage, pledge, lien, attachment, charge or other encumbrance of any nature whatsoever on any of the Consigned Precious Metal or any products or property now or hereafter owned by Consignee or in which Consignee presently has or hereafter acquires an interest which does or will include the Consigned Precious Metal other than (i) security interests in favor of Consignor or as listed on Schedule B attached hereto and (ii) mortgages on Consignee's Mount Vernon, New York real property;

         (b) Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any person, except in the ordinary course of its business, or turn over the management of, or enter into a management contract with respect to, such properties, assets, rights, licenses and franchises;

         (c) Dissolve, liquidate, consolidate with or merge with, or acquire all or substantially all of the assets or properties of, any other corporation or entity, or make any substantial change in its executive management;

         (d) Sell, assign, encumber, pledge, discount or otherwise dispose of in any way any accounts receivable, promissory notes or trade acceptances held by Consignee, with or without recourse, except for (i) security interest as listed on SCHEDULE B attached hereto, (ii) collection (including endorsements) in the ordinary course of business, and (iii) liens in favor of Consignor;

         (e) Grant any security interest or ownership rights to any customer of Consignee with respect to any of the Consigned Precious Metal while at Consignee's premises whether or not such customers have prepaid orders for the Consigned Precious Metal or any products or property which does or will include the Consigned Precious Metal;

         (f) Guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, except endorsements of negotiable instruments for collection in the ordinary course of business;

         (g) Obtain Precious Metal on consignment or loan from any source other than Consignor or those persons listed as secured parties on SCHEDULE B attached hereto;

         (h) Permit the aggregate amount of Consigned Precious Metal PLUS Precious Metal consigned to Consignee by other consignors to exceed 275,000 troy ounces of fine gold; or

         (i) Permit the amount of Consignee's Precious Metal Inventory physically located other than at Consignee's Principal Office to exceed at any time (i) in the aggregate, Consignee's Equity Precious Metal plus ten percent (10%) of Precious Metal consigned from the Consignor, FPM, ABN and CS to the Consignee, (ii) 7,500 troy ounces at, or in transit to or from, any one location, or (iii) 4,000 troy ounces outside the United States.

13. EVENTS OF DEFAULT; RIGHTS AND REMEDIES OF CONSIGNOR UPON DEFAULT.
    -----------------------------------------------------------------

         In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

         (a) Any representation or warranty made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the Delivery of Precious Metal by Consignor hereunder, shall prove to be false or misleading in any material respect;

         (b) Consignee fails to make punctual payment or perform any obligation required by the provisions of Section 2, 5, 6 or 14 of this Agreement;

         (c) Consignee fails to pay any amount due hereunder or any other indebtedness, obligation or liability of Consignee to Consignor when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (d) Consignee fails to observe or perform any covenant, condition or agreement required by the terms of Sections 7, 8, 11(g), 11(n), 11(o), 11(p), 11(q), 11(r), 11(s), 11(t), 12(a), 12(c), 12(e), 12(f), 12(g), 12(h) or 12(i) of
this Agreement;
         (e) Consignee fails to observe or perform any other covenant, condition or agreement required by the terms of this Agreement and such failure shall continue unremedied for ten (10) days;

         (f) Default with respect to any evidence of indebtedness, obligations or liabilities of Consignee (including, but not limited to, consignment agreements and any other agreements between Consignee and any parent, affiliate or subsidiary of Consignor), if the effect of such default is to accelerate the maturity of such indebtedness, obligation or liability or to permit the holder thereof (or any material portion thereof) to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of Consignee is not paid, when due and payable, whether at the due date thereof or by acceleration or otherwise;

         (g) Consignee shall (i) apply for, consent to, or suffer the appointment of a custodian, receiver, trustee or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature,
(iii) make a general assignment for the benefit of creditors, (iv) file, or have filed against it, a petition for relief under Title 11 of the United States Code, or (v) file, or have filed against it, a petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute in any jurisdiction within or outside of the United States, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or corporate action shall be taken for the purpose of effecting any of the foregoing, and which, in the case of any involuntary proceeding under (i), (iii), (iv) or (v) is not dismissed or discharged within sixty (60) days of its commencement.

         (h) An order, judgment or decree shall be entered, without the application, approval or consent of Consignee by any court of competent jurisdiction, approving a petition seeking reorganization of Consignee or appointing a custodian, receiver, trustee or liquidator of Consignee or of all or a substantial part of the assets of Consignee;

         (i) occurrence of any loss, theft, or destruction of or damage to the Consigned Precious Metal or any products or property which includes Consigned Precious Metal;

         (j) Discontinuance of the operation of Consignee's business for any reason;

         (k) For any reason the present chief financial officer shall cease to be or function as the chief financial officer of Consignee and a successor is not appointed within sixty (60) days of such cessation;

         (1) For any reason the present President shall cease to be or function as President and chief executive officer of Consignee and a successor is not appointed within sixty (60) days of such cessation;

         (m) Occurrence of an event of default under any credit, loan or consignment agreement or any promissory note to which Consignee is a party, as amended or modified from time to time, including, without limitation,(i) that certain Note Purchase Agreement dated May 1, 1992 between Consignee and Northern Life Insurance Company, Royal Maccabees Life Insurance Company, The North Atlantic Life Insurance Company of America, Farm Bureau Life Insurance Company of Michigan, FB Annuity Company and Farm Bureau Mutual Insurance Company of Michigan (collectively, the "Second Insurance Companies"), (ii) that certain Note Purchase Agreement dated as of February 15,1995 between Consignee and Northwestern National Life Insurance Company and Northern Life Insurance Company (collectively, the "Third Insurance Companies"), (iii) those certain Consignment Agreements or Amended and Restated Consignment Agreements dated as of August 20, 1993 between Consignee and each of ABN, and FPM, respectively, as the same have been amended from time to time (iv) that certain Consignment Agreement dated as of January 31, 1994 between CS and Consignee, as the same has been amended from time to time and (v) any promissory note (including, without limitation, that certain promissory note of Debtor in favor of The Chase Manhattan Bank dated July 31, 1998) and/or agreements in favor of The Chase Manhattan Bank as successor in interest by merger to Chemical Bank.

         (n) Occurrence of any Event of Default as defined in the Security Agreement;

         (o) occurrence of any attachment on any Precious Metal owned by consignee or on any Consigned Precious Metal; or

         (p) Determination by Consignor in good faith that Consignee has suffered a material adverse change in its business or financial condition.

Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, Consignor may, by Notice to Consignee, terminate this Agreement as provided in Section 14 and declare all liabilities, indebtedness or obligations of Consignee to be due and payable PROVIDED, HOWEVER, that the foregoing listing of Events of Default shall not be deemed to limit Consignor's right at any time, even if an Event of Default has not occurred, to demand, upon thirty (30) days' prior written notice to Consignee, (x) that Consignee Redeliver Consigned Precious Metal and (y) payment of all liabilities, indebtedness or obligations of Consignee to Consignor, subject to and pursuant to the provisions of SECTION 14 of this Agreement. Upon Consignor's declaration and the expiration of such thirty
(30) day notice period, such liabilities, indebtedness and obligations shall become immediately due and payable, both as to principal and/or interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other evidence of such indebtedness, obligations and liabilities to the contrary notwithstanding. Notwithstanding the foregoing, in the case of an Event of Default under Section 13(g)(and assuming that the thirty (30) day period provided for in Section 13(g), if applicable, has expired) or under Section 13(h) of this Agreement, this Agreement shall terminate immediately and automatically upon the occurrence of such Event of Default, and all of the liabilities, indebtedness or obligations of Consignee shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Consignee, anything contained herein or in any other evidence of such indebtedness, obligations and liabilities to the contrary notwithstanding. Consignor may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Consignor, under this Agreement or under any agreement securing the obligations of Consignee hereunder, whether afforded by the Uniform Commercial Code or otherwise afforded by law or in equity. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Consignee agrees to pay Consignor's reasonable attorney's fees and legal expenses incurred in enforcing Consignor's rights, powers and remedies under this Agreement, the Security Agreement and any agreement securing the liabilities, indebtedness or obligations of Consignee to Consignor, whether such enforcement is directly by Consignor or through its agent.

         Without limiting the foregoing, upon the occurrence of any Event of Default and at any time thereafter during the continuance thereof, Consignor shall have the right to enter and/or remain upon the premises of Consignee or any other place or places where any Consigned Precious Metal is located and kept (without any obligation to pay rent to Consignee or others) and; (i) remove Consigned Precious Metal or inventory containing the same therefrom to the premises of Consignor or any agent of Consignor, for such time as Consignor may desire, in order to maintain, collect, sell and/or liquidate said Consigned Precious Metal or (ii) use such premises, together with equipment, materials, supplies, books and records of Consignee, to maintain possession, refine and prepare said Consigned Precious Metal for sale, liquidation, or collection. Consignor may require Consignee to assemble the Consigned Precious Metal and make it available to Consignor at a place or places to be designated by Consignor which is reasonably convenient for the parties. Consignor may at any time and from time to time employ and maintain in any premises of Consignee or any place where any of the Consigned Precious Metal is located a custodian selected by Consignor who shall have full authority to do all acts necessary to protect Consignor's interests and to report to Consignor thereon. Consignee agrees to cooperate with any such custodian and to do whatever Consignor may reasonably request to preserve the Consigned Precious Metal. All reasonable expenses incurred by reason of the employment of the custodian shall be paid by Consignee pursuant to the last sentence in Section 8 hereof.

14.      TERMINATION.
         ------------

         This Agreement shall terminate, at the election of the Consignor, upon the occurrence of any Event of Default. Unless otherwise terminated in accordance with the terms hereof, this Agreement shall continue until either Consignor or Consignee elects to terminate this Agreement by not less than thirty (30) days' prior Notice to the other party. Unless otherwise mutually agreed in writing by Consignor and Consignee, no Delivery of Precious Metal to Consignee will be made following the giving of Notice by either Consignor or Consignee of its election to terminate this Agreement. Termination of this Agreement shall not affect Consignee's duty to pay and perform in full its obligations to Consignor hereunder. On the effective date of the termination of this Agreement, Consignee shall either Redeliver or purchase and pay for all Consigned Precious Metal which Consignor has previously Delivered and which has not been paid for or Redelivered, the price to be based on Consignor's spot market price on the date of such purchase and shall reimburse Consignor for any and all outstanding fees, costs, expenses and other obligations of Consignee to Consignor.

15.      INDEMNITY.
         ----------

         Consignee will defend, indemnify and hold harmless Consignor, its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to,
(i) any breach by Consignee of any of the provisions of this Agreement, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material within, on, under, about, from or affecting any real property owned or occupied by Consignee, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting such property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material or (v) any violation of any Environmental Requirement.

16.      MISCELLANEOUS.
         --------------

         (a) This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the execution and delivery to Consignor of this Agreement, and shall continue in full force and effect so long as this Agreement and any other indebtedness of Consignee to Consignor is outstanding and unpaid. In this Agreement, reference to a party shall be deemed to include the successors and permitted assigns of such party, and all covenants and agreements in this Agreement by or on behalf of Consignee shall inure to the benefit of the successors and assigns of Consignor.

         (b) Consignee will reimburse Consignor upon demand for all out-of-pocket costs, charges and expenses of Consignor (including costs of searches of public records and filing and recording documents with public offices and reasonable fees and disbursements of counsel to Consignor) in connection with (i) the preparation, execution and delivery of this Agreement and any security document or other agreement contemplated hereby, (ii) any amendments, modifications, consents or waivers in respect hereof and (iii) any enforcement hereof.

         (c) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         (d) No modification or waiver of any provision of this Agreement, or of any security document or other document contemplated hereby, nor consent to any departure of Consignee from a provision, shall be effective unless the same shall be in writing. A written consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on Consignee, in any one case, shall entitle Consignee to any other or future notice or demand in the same, similar or other circumstances.

         (e) Neither any failure nor any delay on the part of Consignor in exercising any right, power or privilege hereunder, or in any other instrument given as security therefor, shall operate as a waiver thereof , nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

         (f) Consignee shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Consignor.

         (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (h) Any Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. As used in this Agreement, the term "person" shall include any individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         (i) Consignee hereby submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of Consignee's obligations under or with respect to this Agreement, and expressly waives any and all objections it may have as to value in any of such courts. CONSIGNEE AND CONSIGNOR EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING

OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee or successor or a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement, any related instruments, any collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, Consignor and Consignee have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            PARIBAS, AS CONSIGNOR


                                            By:  \s\:  Amy Kirschner
                                                ------------------------------
                                            Title: Vice President
                                                   ---------------------------
                                            By:  \s\:  R. Giurici
                                                ------------------------------
                                            Title: Vice President
                                                   ---------------------------



MICHAEL ANTHONY JEWELERS, INC.,
AS CONSIGNEE



By \s\: Michael A. Paolercio
   ---------------------------
  Title:  Treasurer
         ---------------------


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